UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): April 7, 2017

Uniti Group Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-36708	46-5230630
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10802 Executive Center Drive Benton Building, Suite 300 Little Rock, Arkansas 72211
(Address of Principal Executive Offices)
(501) 850-0820
(Registrant’s telephone number, including area code)
Not Applicable (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On April 7, 2017, Uniti Group Inc., a Maryland corporation (“Uniti”), and Uniti Fiber Holdings Inc., a Delaware corporation and a wholly owned subsidiary of Uniti (the “Buyer”), entered into a Membership Interests Purchase Agreement (the “Purchase Agreement”) with SLF Holdings, LLC, an Alabama limited liability company (the “Seller”).

The Transaction

The Purchase Agreement provides that, upon the terms and subject to the conditions described therein, Uniti will indirectly acquire from the Seller all of the outstanding membership interests (the “Membership Interests”) of Southern Light, LLC, an Alabama limited liability company (“Southern Light”). At the closing and subject to the terms and conditions of the Purchase Agreement, (i) the Seller will contribute a portion of the Membership Interests to a limited partnership to be formed by Uniti (the “Operating Partnership”) in exchange for the issuance by the Operating Partnership of approximately 2.5 million common units (the “OP Units”) of the Operating Partnership, and (ii) the Buyer will purchase from the Seller all of the remaining Membership Interests in exchange for approximately $635,000,000 in cash (the “Cash Consideration”). The Cash Consideration is subject to adjustment based on Southern Light’s actual working capital at closing compared to an agreed target and net indebtedness and unpaid transaction expenses of Southern Light.

The parties’ obligations to consummate the acquisition are conditioned upon (i) the receipt of certain antitrust and telecommunications regulatory approvals and (ii) certain other customary closing conditions.

The Purchase Agreement includes certain customary representations, warranties and covenants of each of Uniti, the Buyer and the Seller. Among other things, from the date of the Purchase Agreement until closing of the acquisition, the Seller is obligated to, and to cause Southern Light to, conduct its business in the ordinary course consistent with past practice. Each of Uniti, the Buyer and the Seller is also required to, and, in the case of the Seller, to cause Southern Light to, use its respective commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or desirable, under applicable law to consummate the acquisition.

The Purchase Agreement may be terminated by mutual written consent of the Buyer and the Seller, and under certain other conditions, including in the event the acquisition is not completed by August 7, 2017 (subject to a two month option to extend in certain circumstances).

The foregoing description of the Purchase Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Purchase Agreement, which is filed as Exhibit 2.1 hereto and incorporated herein by reference.

Debt Commitment Letter

In connection with the execution of the Purchase Agreement, Uniti has entered into a commitment letter (the “Commitment Letter”), dated April 7, 2017, with Citigroup Global Markets Inc., JPMorgan Chase Bank, N.A., and RBC Capital Markets, LLC (collectively, the “Commitment Parties”), pursuant to which the Commitment Parties have committed to provide a senior unsecured bridge facility in an aggregate principal amount of $635,000,000 for the purposes of funding (i) a portion of the Cash Consideration, (ii) the fees and expenses incurred in connection with the acquisition and (iii) to refinance the outstanding third party debt for borrowed money of Southern Light. The financing commitments of the Commitment Parties are subject to various conditions set forth in the Commitment Letter and will be reduced to the extent Uniti issues equity or debt securities for cash prior to the closing of the acquisition.

Item 3.02	Unregistered Sales of Equity Securities.

The information from Item 1.01 related to the issuance of the OP Units is incorporated by reference hereunder. There were no underwriters in the acquisition or the issuance.

The issuance by the Operating Partnership of the OP Units pursuant to the Purchase Agreement will be made upon the consummation of the acquisition in reliance upon the exception from registration requirements in Section 4(a)(2) of the Securities Act.

Item 7.01	Regulation FD Disclosure.

Uniti held a conference call on April 10, 2017 to discuss the acquisition, including the information reflected in the slide presentation which is furnished as Exhibit 99.1 hereto, and incorporated herein by reference.

The information in this Item 7.01 of this Current Report on Form 8-K and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information contained in this Item 7.01 and in the presentation attached as Exhibit 99.1 to this Current Report shall not be incorporated by reference into any filing with the SEC made by Uniti, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

2.1	Membership Interests Purchase Agreement, dated April 7, 2017, by and among Uniti Group Inc., Uniti Fiber Holdings Inc. and SLF Holdings, LLC*

99.1	Uniti Investor Presentation dated April 10, 2017

* Schedules to the agreement have been omitted pursuant to Section 601(b)(2) of Regulation S-K. Uniti agrees to furnish supplementally a copy of any omitted schedule upon the request of the SEC.

Forward Looking Statements

Certain statements in this report may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended from time to time. Those forward-looking statements include all statements that are not historical statements of fact and those regarding our intent, belief or expectations including without limitation, statements regarding Uniti’s expectations with respect to the proposed transaction with the Seller.

Words such as “anticipate(s),” “expect(s),” “intend(s),” “estimate(s),” “foresee(s),” “plan(s),” “believe(s),” “may,” “will,” “would,” “could,” “should,” “seek(s)” and similar expressions, or the negative of these terms, are intended to identify such forward-looking statements. These statements are based on management's current expectations and beliefs and are subject to a number of risks and uncertainties that could lead to actual results differing materially from those projected, forecasted or expected. Although we believe that the assumptions underlying the forward-looking statements are reasonable, we can give no assurance that our expectations will be attained. Factors which could materially alter our expectations with regard to the proposed transaction with the Seller, include, among other things, the possibility that the terms of the transaction as described in this Current Report on Form 8-K are modified; the risk that the transaction agreements may be terminated prior to expiration; risks related to satisfying the conditions to the transactions, including timing (including possible delays) and receipt of regulatory approvals from various governmental entities (including any conditions, limitations or restrictions placed on these approvals) and the risk that one or more governmental entities may deny approval.

Uniti expressly disclaims any obligation to release publicly any updates or revisions to any of the forward looking statements set forth in this release to reflect any change in its expectations or any change in events, conditions or circumstances on which any statement is based.

SIGNATURE

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 11, 2017

Uniti Group Inc.

By:	/s/ Daniel L. Heard
	Name:	Daniel L. Heard
	Title:	Executive Vice President – General Counsel and Secretary

Exhibit Index

Exhibit Number	Title
2.1	Membership Interests Purchase Agreement, dated April 7, 2017, by and among Uniti Group Inc., Uniti Fiber Holdings Inc. and SLF Holdings, LLC
99.1	Uniti Investor Presentation dated April 10, 2017